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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to register 7,500,000 Aquila, Inc. common shares, of our report dated February 5, 2002, included in Aquila, Inc.'s (formerly known as UtiliCorp United Inc.) Form 8-K dated February 25, 2002 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Kansas City, Missouri
March 15, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS